SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - August 4, 2017
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.    Emerging growth company ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 4, 2017 (the “Closing Date”), AK Steel Corporation (the “Company”), a wholly-owned subsidiary of AK Steel Holding Corporation (“AK Holding”), completed the previously announced acquisition of PPHC Holdings, LLC (“PPHC”) contemplated by the Agreement and Plan of Merger, dated as of June 30, 2017 (the “Purchase Agreement”), by and among the Company, Drive Merger Sub, LLC, a wholly-owned subsidiary of the Company (“Merger Sub”), PPHC and PPHC Members’ Representative, LLC, as the members’ representative. Pursuant to the Purchase Agreement, on the Closing Date, Merger Sub was merged with and into PPHC (the “Acquisition”), with PPHC surviving the merger as a wholly-owned subsidiary of the Company.

The description of the Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to AK Holding’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 7, 2017, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 7, 2017, the Company issued a press release announcing the completion of the Acquisition.

A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this report shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibit:

		99.1	Press Release dated August 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ Joseph C. Alter
Joseph C. Alter
Corporate Secretary

Dated: August 7, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 7, 2017